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                                                                Exhibit 99(a)(3)

                                       COURTYARD BY MARRIOTT LIMITED PARTNERSHIP
Draft #2: 04/05/99


                                 PALM INVESTORS, LLC

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APRIL 13, 1999



                                OFFER TO PURCHASE
                 COURTYARD BY MARRIOTT LIMITED PARTNERSHIP UNITS
                                       FOR
                             $75,000 CASH PER UNIT*

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     PALM IS NOT AN AFFILIATE OF THE GENERAL PARTNER OR OF THE PARTNERSHIP.
                                        *

                  PLEASE CAREFULLY REVIEW THE ENCLOSED TENDER OFFER.
                                        *

    PAYMENT TO YOU WILL BE MADE WITHIN 5 BUSINESS DAYS FROM (I) MAY 14, 1999, THE "EXPIRATION DATE" OF THE OFFER (UNLESS EXTENDED), AND (II) FOLLOWING WRITTEN CONFIRMATION FROM THE PARTNERSHIP THAT PALM HAS BEEN ADMITTED AS
        A SUBSTITUTE LIMITED PARTNER ON THE RECORDS OF THE PARTNERSHIP.
                                       *

      AN AGREEMENT OF SALE IS ENCLOSED WHICH YOU MUST PROPERLY COMPLETE AND DULY EXECUTE IN ACCORDANCE WITH THE INSTRUCTIONS AND RETURN TO PALM.
                                       *

   *A SELLING UNIT HOLDER WILL ALSO RECEIVE THE $2,000 PER UNIT DISTRIBUTION
               TO BE MADE BY THE PARTNERSHIP IN APRIL/MAY, 1999.

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       PLEASE CALL US AT (800) 891-4105, IF YOU HAVE ANY QUESTIONS. THANK
                    YOU FOR YOUR CONSIDERATION OF OUR OFFER.
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  1650 HOTEL CIRCLE NORTH, SUITE 200 - SAN DIEGO, CA 92108 - (800) 891-4105 -
                            FACSIMILE (619) 686-2056